Exhibit 1.01
Celanese Corporation
Conflict Minerals Report

For the Reporting Period January 1, 2025 to December 31, 2025

Introduction
This Conflict Minerals Report ("Report") of Celanese Corporation ("Celanese") is filed pursuant to Rule 13p-1 and Form SD ("Rule") promulgated under the Securities Exchange Act of 1934, as amended. This Report covers the reporting period from January 1, 2025 to December 31, 2025. The Rule requires companies that manufacture or contract to manufacture products for which specified minerals are necessary to the functionality or production of such products to conduct a good faith reasonable country of origin inquiry ("RCOI") to determine whether any of these minerals originated in certain covered countries. The specified minerals include columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives (tantalum, tin, and tungsten) and are collectively referred to as "Conflict Minerals." The "Covered Countries" include the Democratic Republic of the Congo and adjoining countries.

This Report reflects Celanese’s commitment to responsible sourcing and compliance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, ensuring transparency and ethical supply chain practices.

Product Scope
This Report addresses products manufactured or contracted to be manufactured by Celanese for which Conflict Minerals are necessary to their functionality or production.

Reasonable Country of Origin Inquiry (RCOI)
Celanese conducted a good faith RCOI to determine the origin of Conflict Minerals in its products. The inquiry included:

•Identifying product categories likely to contain Conflict Minerals based on product specifications and internal records.
•Contacting suppliers, including banks involved in raw material trading, to request Conflict Minerals Reporting Templates ("CMRTs").
•Evaluating supplier responses to assess whether the minerals originated from Covered Countries, originated from recycled or scrap sources, or were validated as conflict-free.

The RCOI confirmed the presence of all four Conflict Minerals in Celanese’s supply chain. Some of the responses Celanese received from its suppliers were made on a company-level basis and did not provide detail as to source and chain of custody for the specific quantities of Conflict Minerals that were actually supplied to Celanese. As a result, Celanese does not possess sufficient information to draw definitive conclusions as to the exact smelter, country of origin, mine location or location of origin of the minerals contained in our in-scope products. For all companies downstream from such suppliers (in particular those several steps removed from the original mines or smelters), it may be difficult to know the ultimate country or location of origin of the mine from which the Conflict Minerals originated. In addition, some suppliers did not provide CMRTs, but company statements are available which describe suppliers’ responsible minerals sourcing policies and/or membership in London Bullion Market Association (“LBMA”) or RMI.

Due Diligence Process
Celanese followed the due diligence framework outlined by the OECD Due Diligence Guidance, which includes the following steps:

•Supplier Identification and Engagement: Celanese identified and contacted potentially applicable suppliers, requesting CMRTs to gather information on the source and chain of custody of Conflict Minerals.
•Response Assessment: Supplier submissions were reviewed to identify smelters and countries of origin, cross-referenced with the Responsible Minerals Initiative ("RMI") conformant smelter list.
•Follow-Up Actions: Suppliers providing incomplete or delayed responses were further contacted to collect comprehensive data.

Results of Due Diligence
Celanese does not directly source Conflict Minerals from mines or smelters, relying instead on its direct suppliers to uphold responsible sourcing practices. The supply chains are multi-tiered, involving numerous third parties between the original sources and Celanese’s final products, which serve various industrial applications.

Based on the 2025 CMRTs and other collected data, Celanese believes that the Conflict Minerals necessary to the functionality or production of its products were:

•Sourced from countries outside the Covered Countries;
•Derived from recycled or scrap materials; or
•Certified as conflict-free by RMI / LBMA through their audit programs.

Celanese directly contacted its raw material suppliers and received supplier declarations or completed CMRTs that denoted the Conflict Minerals used in Celanese products were either certified to be conflict free or sourced from smelters and refineries that had been audited and validated by the audit programs of RMI and LBMA. The list of smelters is included below:

Metal	Smelter	Country
Tin	Minsur	PERU
Tin	Fenix Metals	POLAND
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Aurubis Beerse	BELGIUM

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Yunnan Tin Company Limited	CHINA
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Royal Canadian Mint	CANADA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Masan High-Tech Materials	VIET NAM
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Umicore Precious Metals Canada Inc	CANADA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	PowerX Ltd.	RWANDA
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY

Tantalum	AMG Brasil	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	KEMET de Mexico	MEXICO
Gold	MKS PAMP SA	SWITZERLAND

Risk Mitigation and Future Steps

Celanese supports preventing the use of Conflict Minerals that finance armed conflict in the Covered Countries. Celanese’s Statement of Responsible Sourcing of Minerals is accessible at https://www.celanese.com/en/legal/conflict-minerals-policy-and-disclosure, and its Sustainable Procurement policy is available at https://www.celanese.com/-/media/cewebjssapp/project/documents/celanese-sustainable-procurement-policy.pdf. To enhance risk management, Celanese intends to:
•Maintain its active membership in RMI; and
•Continue to enhance its supplier engagement and broader RCOI process and the other due diligence measures described in this Report in 2026.